Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

CERTIFICATION

I, Venugopal Rathi, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of NF Investment Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2017

/s/ Venugopal Rathi
Venugopal Rathi Chief Financial Officer (Principal Financial Officer)